U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) October 21, 2015

BIONITROGEN HOLDINGS CORP.
(Exact name of small business issuer as specified in its charter)

New Jersey

(State or other jurisdiction of incorporation)

333-06835	22-3061278
(Commission File Number)	(I.R.S. Employer Identification No.)

8300 NW 53rd Street, Suite 350, Doral, Florida 33166

(Address of principal executive offices)

(561) 600-9500

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", "us", "our" refer to BioNitrogen Holdings Corporation, a New Jersey corporation

Item 8.01

Background

On January 26, 2015, Annon Consulting Inc. sued BioNitrogen Holdings, Corp., et. al. (the “BioNitrogen Companies”) (Case No. 1580088-CIV-RYSKAMP/HOPKINS) to collect principal, interest and attorney fees on a loan Annon made to BioNitrogen Holdings for a principal amount of $845,000. The loan was guaranteed by the other BioNitrogen entities and secured by the Bio-SNG Technologies, including the patents and other collateral (the “Technologies”).

Judgment against the BioNitrogen Companies

On October 21, 2015, the Court entered a Final Judgment Default against the BioNitrogen Companies in the amount of $1,188,112 plus per diem interest of $741 for each day after April 15, 2015. The Court ordered the Company to assemble the Technologies, produce all documents concerning the Technologies, and enjoined the Company from disposing of the Technologies. The Court further provided Annon the right to dispose of the Technologies or other assets pledged to Annon as collateral for the loan.

We are exploring our rights to appeal and to post a bond to stay execution of the Final Judgment.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioNitrogen Holdings Corp.

Date: October 22, 2015	By:	/s/ Carlos A. Contreras, Sr.
Carlos A. Contreras, Sr.
Chief Executive Officer